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                                                                       EXHIBIT 5
               [Jeffer, Mangels, Butler & Marmaro LLP Letterhead]


                             May 13, 1996                             55776-0001

Omega Environmental, Inc.
19805 North Creek Parkway
Bothell, Washington 98041

                  Re:      Omega Environmental, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") which Omega Environmental, Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission.

                  The Registration Statement covers 1,000,000 shares
(the "Shares") of the Company's common stock to be issued under the Company's 1995 Employee Stock Purchase Plan (the "Plan").

                  In rendering the following opinion, we have examined and relied only upon the documents and certificates of public officials as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

                  1. Certificate of Incorporation of the Company, as amended to date;

                  2.       By-Laws of the Company, as amended to date;

                  3. Resolutions adopted by the Board of Directors of the Company approving and adopting the Plan, and authorizing the issuance of the Shares;

                  4. Resolutions adopted by the Shareholders of the Company approving the adoption of the Plan;

                  5.       The Plan;
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JEFFER, MANGELS, BUTLER & MARMARO LLP

Omega Environmental, Inc.
May 13, 1996
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                  6.       The form of the Company's Common Stock
certificate; and

                  7. The Registration Statement, together with all amendments thereto, exhibits filed in connection therewith and form of Prospectus contained therein.

                  We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of same.

                  Based upon and subject to the foregoing, it is our opinion that the Shares to be issued upon Plan have been duly authorized, and, when so issued upon (i) such exercise against payment therefor pursuant to the Plan;
(ii) the effectiveness of the Registration Statement; and (iii) compliance with applicable blue sky laws, will constitute legally issued, fully paid and nonassessable shares of the common stock of the Company.

                  We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Securities under the blue sky laws of any state or other jurisdiction; and to the reference, if any, to this firm in the Prospectus under the heading "Legal Opinion". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission promulgated thereunder.

                  Other than as provided in the preceding sentence, this opinion
(i) is addressed solely to you, (ii) may not be relied upon by any other party,
(iii) may not be quoted or reproduced or delivered by you to any other person, and (iv) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.
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JEFFER, MANGELS, BUTLER & MARMARO LLP

Omega Environmental, Inc.
May 13, 1996
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                  The opinions set forth herein are based upon the federal laws of the United States of America, the laws of the State of California and the corporate laws of the State of Delaware, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

                  The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.


                                          Very truly yours,



                                          JEFFER, MANGELS, BUTLER & MARMARO LLP

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